Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of John Hancock Funds II of our reports dated September 14, 2017, relating to the financial statements and financial highlights, which appear in the John Hancock Absolute Return Currency Fund, John Hancock Diversified Strategies Fund, John Hancock Fundamental All Cap Core Fund, John Hancock Fundamental Large Cap Value Fund, John Hancock Global Absolute Return Strategies Fund, John Hancock Global Income Fund, John Hancock Short Duration Credit Opportunities Fund, and John Hancock Technical Opportunities Fund Annual Reports on Form N-CSR for the periods ended July 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Policy Regarding Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 22, 2017